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                                                                  Exhibit 21.1



                            LIST OF SUBSIDIARIES



         NAME OF SUBSIDIARY                       STATE OF ORGANIZATION
         ------------------                       ---------------------

         K-Sea OLP GP LLC                         Delaware
         K-Sea Operating Partnership L.P.         Delaware
         K-Sea Transportation Inc.                Delaware
